EXHIBIT 21
SUBSIDIARIES OF WESTLAKE CORPORATION *

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Names Doing Business

Eagle Spinco Inc.	Delaware	Eagle Spinco Inc.

Rome Delaware Corp.	Delaware	Rome Delaware Corp.

Taiwan Chlorine Industries Ltd.	Kaohsiung, Taiwan	Taiwan Chlorine Industries Ltd.

Vinnolit Monomer Geschäftsführungs GmbH	Ismaning, Germany	Vinnolit Monomer Geschäftsführungs GmbH

Westlake Canada Inc.	Toronto, Canada	Westlake Pipe & Fittings, Westlake Royal Building Products, Royal Building

Westlake Chemical Canada Inc.	Montreal, Canada	Westlake Chemical Canada Inc.

Westlake Chemical OpCo LP	Delaware	Westlake Chemical OpCo LP

Westlake Chemical Partners GP LLC	Delaware	Westlake Chemical Partners GP LLC

Westlake Chemical Partners LP	Delaware	Westlake Chemical Partners LP

Westlake Chemicals & Vinyls LLC	Delaware	Westlake Chemicals & Vinyls LLC

Westlake Compounds LLC	Delaware	Westlake Compounds LLC

Westlake DaVinci Roofscapes, L.L.C.	Delaware	Westlake DaVinci Roofscapes, L.L.C.

Westlake Dimex LLC	Delaware	Westlake Dimex LLC

Westlake Epoxy B.V.	Rotterdam, The Netherlands	Westlake Epoxy B.V.

Westlake Epoxy GmbH	Duisburg, Germany	Westlake Epoxy GmbH

Westlake Epoxy Inc.	Delaware	Westlake Epoxy Inc.

Westlake Germany GmbH & Co. KG	Ismaning, Germany	Westlake Germany GmbH & Co. KG

Westlake International I B.V.	Rotterdam, The Netherlands	Westlake International I B.V.

Westlake Longview Corporation	Delaware	Westlake Longview Corporation

Westlake Management (Shanghai) Co., Ltd.	Shanghai, China	Westlake Management (Shanghai) Co., Ltd.

Westlake Management Services, Inc.	Delaware	Westlake Management Services, Inc.

Westlake Natrium LLC	Delaware	Westlake Eagle Natrium LLC

Westlake Petrochemicals LLC	Delaware	Westlake Petrochemicals LLC

Westlake Pipe and Fittings Corporation	Delaware	Westlake Pipe and Fittings Corporation

Westlake Polymers LLC	Delaware	Westlake Polymers LLC

Westlake Royal Building Products (USA) Inc.	Delaware	Westlake Royal Building Products (USA) Inc.

Westlake Royal Building Products Inc.	Delaware	Westlake Royal Building Products Inc.

Westlake Royal Roofing LLC	Delaware	Westlake Royal Roofing LLC

Westlake Royal Stone LLC	Delaware	Westlake Royal Stone LLC

Westlake Royal Windows LLC	Delaware	Westlake Royal Windows LLC

Westlake Styrene LLC	Delaware	Westlake Styrene LLC

Westlake Switzerland GmbH	Baas, Switzerland	Westlake Switzerland GmbH

Westlake US 2 LLC	Delaware	Westlake US 2 LLC
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Westlake Vinnolit Benelux-France B.V.	Dendermonde, Belgium	Westlake Vinnolit Benelux-France B.V.

Westlake Vinnolit GmbH & Co. KG	Ismaning, Germany	Westlake Vinnolit GmbH & Co. KG

Westlake Vinnolit Holdings GmbH	Ismaning, Germany	Westlake Vinnolit Holdings GmbH

Westlake Vinnolit Italia S.r.L.	Milan, Italy	Westlake Vinnolit Italia S.r.L.

Westlake Vinnolit Limited	Runcorn, United Kingdom	Westlake Vinnolit Limited

Westlake Vinnolit Treuhand GmbH	Ismaning, Germany	Westlake Vinnolit Treuhand GmbH

Westlake Vinyls Company LP	Delaware	Westlake Vinyls Company LP

Westlake Vinyls, Inc.	Delaware	Westlake Vinyls, Inc.

WPT LLC	Delaware	WPT LLC

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*    Westlake has elected to omit the names of certain subsidiaries. None of the omitted subsidiaries, considered either alone or together with the other omitted subsidiaries of its immediate parent, constitutes a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.

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